UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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THE MAINSTAY FUNDS

(Name of Registrant As Specified in Charter)

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THE MAINSTAY FUNDS
51 Madison Avenue
New York, New York 10010

November 13, 2014

Dear Shareholders of the MainStay Large Cap Growth Fund (“Fund”):

Effective October 1, 2014, TIAA-CREF acquired Nuveen Investments, Inc. (“Nuveen”). Nuveen is the parent of Winslow Capital Management, LLC (“Winslow”), the Fund’s subadvisor. This resulted in a change of control of Winslow and an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940, as amended. At a meeting held on September 24, 2014, the Fund’s Board of Trustees (“Board”) approved the continued retention of Winslow as the Fund’s subadvisor and approved a new subadvisory agreement, effective as of October 1, 2014. Shareholder approval of the continued retention of Winslow as subadvisor and the new subadvisory agreement is not required.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Fund’s investment manager and will continue to oversee Winslow. Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

This package contains more information about Winslow, TIAA-CREF and the Fund, including information regarding the acquisition of Nuveen by TIAA-CREF and the actions taken by the Board. Please review this information and call us toll-free at 800-MAINSTAY (624-6782) if you have any questions. Clients of investment advisers may also contact their investment adviser with any questions. Please note that no proxy is required. We are not asking you for a proxy and you are not requested to send us a proxy.

Thank you for your continued investment in the Fund.

Sincerely,

/s/ Stephen P. Fisher

Stephen P. Fisher
President
The MainStay Funds

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IMPORTANT INFORMATION
FOR THE SHAREHOLDERS OF THE
MAINSTAY LARGE CAP GROWTH FUND

This document is an Information Statement and is being furnished to shareholders of the MainStay Large Cap Growth Fund (“Fund”), a series of The MainStay Funds (“Trust”), under the terms of an exemptive order (“Order”) issued by the Securities and Exchange Commission. New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Fund.

The Order permits New York Life Investments, on behalf of the Fund and subject to the approval of the Board of Trustees of the Trust (“Board”), to retain unaffiliated subadvisors without shareholder approval. This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, an unaffiliated subadvisor for the Fund, the Fund must provide shareholders with certain information about the subadvisor and the subadvisory agreement within 90 days of such retention. In this case, the Fund is providing you with this information because the acquisition of Nuveen Investments, Inc. (“Nuveen”), the parent company of Winslow Capital Management, LLC (“Winslow”), by TIAA-CREF constituted a change of control of Winslow and resulted in an automatic termination of the previous subadvisory agreement with Winslow under the Investment Company Act of 1940 (“1940 Act”), as amended. In response, during a meeting held on September 24, 2014, the Board approved the continued retention of Winslow as the Fund’s subadvisor and approved a new subadvisory agreement (“Agreement”), effective as of October 1, 2014.

This Information Statement provides you with more information about the acquisition of Nuveen by TIAA-CREF and the Agreement. Importantly, New York Life Investments does not believe that the acquisition will have any material impact on the management of the Fund or its investment portfolio.

New York Life Investments will remain the Fund’s investment manager and will continue to oversee Winslow. Under the supervision of New York Life Investments, Winslow will continue to be responsible for the portfolio management of the Fund, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about December 30, 2014 to the shareholders of the Fund of record as of October 31, 2014 (“Record Date”). Nuveen, not the Fund, will bear the expenses incurred in connection with preparing and mailing this Information Statement.

As of the Record Date, the number of Fund shares issued and outstanding were as follows:

Class	Number of Shares
Class A	119,757,946.076
Class B	5,257,602.586
Class C	40,226,841.961
Class I	1,269,482,861.159
Class R1	199,300,217.051
Class R2	90,377,633.540
Class R3	14,862,908.168
Class R6	65,168,894.397
Investor Class	18,428,462.737

Information on shareholders who owned beneficially more than 5% of each class of shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of New York Life Investments, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

NO PROXY IS REQUIRED.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

BOARD CONSIDERATION FOR THE CONTINUED RETENTION OF
WINSLOW CAPITAL MANAGEMENT, LLC
AS SUBADVISOR TO THE FUND

In reaching its decision to approve the continued retention of Winslow and the Agreement, the Board considered information presented to it as part of its consideration and approval of the Agreement at the Board’s meetings in September 2014, as well as other relevant information furnished to it throughout the year by New York Life Investments and Winslow at regular and special Board meetings. The Board also requested and received responses from Winslow to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board. The Board noted that it had also requested and received responses to similar questions in connection with its approvals of the Fund’s previous subadvisory agreement with Winslow at various Board meetings that took place between September 2013 and December 2013. The Board considered its historical experience with Winslow’s capabilities and resources, and its evaluation of Winslow in connection with previous contract review processes, including the contract review processes that culminated with approval of the previous subadvisory agreement between New York Life Investments and Winslow, on behalf of the Fund (the “Prior Contract Review Processes”). In addition, the Board considered representations from New York Life Investments and Winslow that the change of control of Winslow is not expected to have a material impact on the nature and quality of services provided by Winslow, and that Nuveen had agreed to pay all of the Fund’s expenses incurred as a result of the change of control of Winslow, including expenses related to the preparation and mailing of this Information Statement.

In determining to approve the continued retention of Winslow and the Agreement, the members of the Board reviewed and evaluated all of the information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment. The broad factors considered by the Board are discussed in greater detail below, and included, among other things: (i) the nature, extent, and quality of the services to be provided to the Fund by Winslow; (ii) the investment performance of the Fund and Winslow; (iii) the costs of the services to be provided and the profits to be realized by Winslow and its affiliates from its relationship with the Fund; (iv) the extent to which economies of scale may be realized as the Fund grows, and the extent to which economies of scale may benefit Fund investors; and (v) the reasonableness of the Fund’s management and subadvisory fee levels and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors differently, the Board’s decision to approve the continued retention of Winslow and the Agreement was based on a comprehensive consideration of all the information provided to the Board, including information provided to the Board in connection with its review of Winslow. The Board also considered that shareholders of the Fund approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated subadvisors for the Fund without the approval of Fund shareholders. A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of Winslow and the Agreement is provided below.

In considering the approval of the continued retention of Winslow and the Agreement, the Board examined the nature, extent and quality of the services that Winslow historically has provided to the Fund. Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged Winslow’s historical service to the Fund, and took note of the experience of Winslow’s portfolio managers, the number of accounts managed by the portfolio managers and Winslow’s method for compensating portfolio managers. The Board also considered the experience of senior personnel at Winslow. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement that the Fund likely would continue to benefit from the nature, extent and quality of these services as a result of Winslow’s experience, personnel, operations and resources.

In evaluating investment performance, the Board took note of the Fund’s historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, in light of the Fund’s investment objectives, strategies and risks, as disclosed in the Fund’s prospectus. The Board considered information about the Fund’s investment performance that is provided to the Board in connection with its regularly scheduled meetings, and also took note of information provided in connection with the Prior Contract Review Processes showing the investment performance of the Fund as compared to similar peer funds. The Board also considered the strength of Winslow’s resources (including research capabilities). Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of Winslow as subadvisor to the Fund is likely to benefit the Fund’s long-term investment performance.

The Board considered the costs of the services to be provided by Winslow under the Agreement, and the profits to be realized by Winslow due to its relationship with the Fund, taking into account information provided to the Board in connection with the Prior Contract Review Processes. In evaluating any costs and profits of Winslow due to its relationship with the Fund in connection with the Prior Contract Review Processes, the Board considered, among other things, Winslow’s investments in personnel, systems, equipment and other resources necessary to manage the Fund, and the fact that New York Life Investments is responsible for paying the subadvisory fees for the Fund. The Board acknowledged that Winslow must be in a position to pay and retain experienced professional personnel to provide services to the Fund, and that Winslow’s ability to maintain a strong financial position is important in order for Winslow to provide high-quality ongoing services to the Fund and its investors.

In addition, the Board considered past representations from Winslow and New York Life Investments that the subadvisory fee paid by New York Life Investments to Winslow for services provided to the Fund was the result of arm’s-length negotiations. In addition, because Winslow is not affiliated with New York Life Investments, and Winslow’s fees are paid directly by New York Life Investments, the Board historically has focused primarily on the profitability of the relationship between New York Life Investments, its affiliates and the Fund.

In considering the costs and profitability of the Fund, the Board also considered certain fall-out benefits that may be realized by Winslow due to its relationship with the Fund. The Board recognized, for example, the benefits to Winslow from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to Winslow in exchange for commissions paid by the Fund with respect to trades on the Fund’s portfolio securities.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits realized by Winslow due to its relationship with the Fund supported the Board’s determination to approve the Agreement. The Board also concluded that any profits realized by Winslow will be the result of arm’s-length negotiations between New York Life Investments and Winslow, and are based on subadvisory fees paid to Winslow by New York Life Investments, not the Fund.

The Board also considered whether the Fund’s expense structure permitted economies of scale to be shared with the Fund’s investors, taking into account information provided to the Board in connection with the Prior Contract Review Processes.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Fund’s expense structure appropriately reflects economies of scale for the benefit of Fund investors. The Board noted, however, that it would continue to evaluate the reasonableness of the Fund’s expense structure as the Fund continues to grow over time.

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, and the Fund’s expected total ordinary operating expenses. The Board considered that the fees to be paid to Winslow under the Agreement are paid by New York Life Investments, not the Fund, and will result in no increase in the Fund’s expenses. In assessing the reasonableness of the Fund’s fees and expenses the Board primarily considered comparative data on the fees and expenses charged by similar mutual funds managed by other advisers, based on information provided to the Board in connection with the Prior Contract Review Processes. In addition, the Board considered information provided by New York Life Investments and Winslow on fees charged to other investment advisory clients, including institutional separate accounts and other funds with similar investment objectives as the Fund. In this regard, the Board took into account explanations from New York Life Investments and Winslow about the different scope of services provided to retail mutual funds as compared with other investment advisory clients.

After considering all of the factors outlined above, the Board concluded that the Fund’s management and subadvisory fees and total ordinary operating expenses were within a range that is competitive. Additionally, the Board determined that within the context of the Board’s overall conclusions regarding the Agreement, the factors outlined above support a conclusion that these fees and expenses are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Fund as defined in the 1940 Act, unanimously voted to approve the Agreement.

How is the Continued Retention of Winslow Expected to Affect Shareholders of the Fund?

The continued retention of Winslow under the Agreement is not expected to have any effect on shareholders of the Fund. In particular, there are no material differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. No changes are proposed to the level of services that Winslow currently provides to the Fund or the fees payable to Winslow for those services. Winslow and Nuveen have informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Fund as a result of the change of control of Winslow. Further, there are no changes contemplated to the Fund’s investment objective, goals or strategies.

Information About Winslow Capital Management, LLC and Nuveen Investments, Inc.

Winslow is located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402. As of September 30, 2014, Winslow managed approximately $36.2 billion in assets.

Winslow is a wholly-owned subsidiary of Nuveen. Nuveen is located at 333 West Wacker Drive, Chicago, Illinois 60606. Nuveen is a privately held investment management company that services both institutional and retail clients. As of October 1, 2014, Nuveen became a wholly-owned subsidiary of TIAA-CREF.

TIAA-CREF is a national financial services organization located at 730 Third Avenue, New York, New York 10017-3206. As of September 30, 2014, TIAA-CREF managed approximately $610.7 billion in assets, and is the leading provider of retirement services in the academic, research, medical and cultural fields. Nuveen will operate as a separate subsidiary within TIAA-CREF’s asset management business.

Nuveen has three affiliated broker-dealers, Nuveen Securities, LLC, TIAA-CREF Individual & Institutional Services, LLC, and Teachers Personal Investors Services, Inc.

Winslow made no trading commission payments to affiliated broker-dealers during the last fiscal year.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Winslow, or otherwise have any material direct or indirect interest in Winslow or any person controlling, controlled by or under common control with Winslow. In addition, since November 1, 2013, the beginning of the Trust’s current fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Winslow, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each executive officer of Winslow is listed below and has been provided to us by Winslow. The address of each executive officer of Winslow, unless otherwise noted, is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Name	Position(s) with Winslow	Other Business
Clark J. Winslow	CEO, Portfolio Manager	President of Winslow Family Foundation
Jean A. Baillon	Senior Managing Director, Chief Administrative Officer and Chief Financial Officer	None
Justin H. Kelly	Chief Investment Officer and Portfolio Manager	None
Michael S. Palmer	President	None
Laura J. Hawkins	Chief Compliance Officer	None

Day-to-day management of the Fund is the responsibility of the following co-portfolio managers:

Clark J. Winslow	Mr. Winslow has served as the Chief Executive Officer and a portfolio manager of Winslow since 1992. From 1992 to 2013, he was also the Chief Investment Officer. Mr. Winslow has been a part of the investment management team for the MainStay Large Cap Growth Fund since 2005. Mr. Winslow has 47 years of investment experience and has managed portfolios since 1975. Mr. Winslow has a BA from Yale University and an MBA from the Harvard Business School.
Justin H. Kelly, CFA	Mr. Kelly is the Chief Investment Officer and a portfolio manager/analyst of Winslow and has been with the firm since 1999. Mr. Kelly has been part of the investment management team for the MainStay Large Cap Growth Fund since 2005. Mr. Kelly graduated Summa Cum Laude from Babson College in 1993 with a BS in Finance/Investments. He also holds the Chartered Financial Analyst® (“CFA®”) designation.

Patrick M. Burton, CFA	Mr. Burton is a Managing Director and portfolio manager/analyst of Winslow and has been with the firm since 2010. Mr. Burton has been part of the investment management team for the MainStay Large Cap Growth Fund since 2013. Prior to joining Winslow, Mr. Burton was a Senior Equity Research Analyst at Thrivent Asset Management from 2009 to 2010. Prior to that, Mr. Burton was a Managing Director with Citigroup Investments from 1999 to 2009. Mr. Burton received his BS with distinction in Finance from the University of Minnesota. He is also a CFA® charterholder.

In addition to acting as the subadvisor to the Fund, Winslow also acts as subadvisor to funds listed in the table below. The investment objective of each of these funds is similar to the Fund’s.

Fund Name	Assets Under Management as of September 30, 2014 ($M)	Subadvisory Fee Rate
MainStay VP Large Cap Growth Portfolio	$805	0.40% on Allocated Assets[1] up to $100 million; 0.35% on Allocated Assets from $100 million to $350 million; 0.30% on Allocated Assets from $350 million to $600 million; 0.25% on Allocated Assets from $600 million to $1 billion; 0.20% on Allocated Assets from $1 billion to $2.5 billion; 0.24% on Allocated Assets from $2.5 billion to $5 billion; and 0.25% on Allocated Asset in excess of $5 billion
HSBC Growth Portfolio	$76	0.40% on assets up to $250 million; 0.35% on assets from $250 million to $500 million; 0.30% on assets from $500 million to $750 million; 0.25% on assets from $750 million to $1 billion; and 0.20% on assets over $1 billion[2]
Nuveen Winslow Large-Cap Growth Fund	$1,174	0.50% of Fund management fee less allocated Fund expenses
Nationwide Variable Insurance Trust — NVIT Multi-Manager Large Cap Growth Fund	$546	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion; 0.20% on assets from $1 billion to $2.5 billion; 0.23% on assets from $2.5 billion to $3.5 billion; 0.24% on assets from $3.5 billion to $5 billion; 0.25% on assets over $5 billion[3]
USAA Aggressive Growth Fund	$664	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion
Columbia Management Variable Portfolio —Nuveen Winslow Large Cap Growth Fund	$1,449	0.40% on assets up to $100 million; 0.35% on assets from $100 million to $350 million; 0.30% on assets from $350 million to $600 million; 0.25% on assets from $600 million to $1 billion; 0.20% on assets from $1 billion to $2.5 billion; 0.23% on assets from $2.5 billion to $3.5 billion; 0.24% on assets from $3.5 billion to $5 billion; 0.25% on assets over $5 billion

[1]	“Allocated Assets” are defined below in the section “Management and Subadvisory Fees.”
[2]	Based upon the total assets under management of various HSBC investment vehicles advised or subadvised by Winslow.
[3]	Based upon the total assets under management of various Nationwide investment vehicles advised or subadvised by Winslow.

Investment Objectives and Principal Investment Strategy of the Fund

The Fund’s investment objective is to seek long-term growth of capital.

Under normal circumstances, the Fund invests at least 80% of its assets (net assets plus any borrowings for investment purposes) in large capitalization companies, which are companies having a market capitalization in excess of $4 billion at the time of purchase. Typically, Winslow, the Fund’s subadvisor, invests substantially all of the Fund’s investable assets in domestic securities. However, the Fund is permitted to invest up to 20% of its net assets in foreign securities, which are generally securities issued by companies organized outside the U.S. and traded primarily in markets outside the U.S.

The Fund invests in those companies that the subadvisor believes will provide an opportunity for achieving superior portfolio returns (i.e., returns in excess of the returns of the average stock mutual fund) over the long term. The subadvisor seeks to invest in companies that have the potential for above-average future earnings growth with management focused on shareholder value.

When purchasing stocks for the Fund, the subadvisor looks for companies typically having some or all of the following attributes: addressing markets with growth opportunities; favorable market share; identifiable and sustainable competitive advantages; a management team that can perpetuate the firm’s competitive advantages; and, attractive, and preferably rising, returns on invested capital.

The subadvisor takes a “bottom-up” investment approach when selecting investments. This means it bases investment decisions on company specific factors, not general economic conditions.

Under normal market conditions, the subadvisor employs a sell discipline pursuant to which it may sell some or all of its position in a stock when a stock becomes fully valued, the fundamental business prospects are deteriorating, or the position exceeds limits set by the Subadvisor.

Principal Risks

Loss of Money Risk:  Before considering an investment in the Fund, you should understand that you could lose money.

Market Changes Risk:  The value of the Fund’s investments may change because of broad changes in the markets in which the Fund invests, which could cause the Fund to underperform other funds with similar objectives. From time to time, markets may experience periods of acute stress that may result in (i) increased volatility; and (ii) increased redemptions.

Such conditions may add significantly to the risk of volatility in the net asset value of the Fund’s shares.

Management Risk:  The investment strategies, practices and risk analysis used by the subadvisor may not produce the desired results.

Equity Securities Risk:  Investments in common stocks and other equity securities are particularly subject to the risk of changing economic, stock market, industry and company conditions and the risks inherent in the portfolio managers’ ability to anticipate such changes that can adversely affect the value of the Fund’s holdings. Opportunity for greater gain often comes with greater risk of loss.

Growth Stock Risk:  If growth companies do not increase their earnings at a rate expected by investors, the market price of the stock may decline significantly, even if earnings show an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

Foreign Securities Risk:  Investments in foreign securities may be riskier than investments in U.S. securities. Differences between U.S. and foreign regulatory regimes and securities markets, including less stringent investor protections and disclosure standards of some foreign markets, less liquid trading markets and political and economic developments in foreign countries, may affect the value of the Fund’s investments in foreign securities. Foreign securities may also subject the Fund’s investments to changes in currency rates. These risks may be greater with respect to securities of companies that conduct their business activities in emerging markets or whose securities are traded principally in emerging markets.

Terms of the Agreement

There are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. There were no changes to the level of services that Winslow is required to provide to the Fund or the fees payable to Winslow by New York Life Investments for those services. The Agreement will continue in force for an initial period of two years, unless sooner terminated as provided in the Agreement. Thereafter, like the previous subadvisory agreement, the Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Fund at least annually in the manner required by the 1940 Act.

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Fund’s management agreement with New York Life Investments and may be terminated by New

York Life Investments or Winslow at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Fund. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ prior written notice to Winslow and New York Life Investments.

The previous subadvisory agreement was dated as of December 26, 2008, as amended from time to time and had not been submitted to shareholders. An earlier subdadvisory agreement, dated March 27, 2006, was submitted to a vote of, and was approved by, the shareholders on March 27, 2006.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Fund, the Fund pays New York Life Investments a management fee that is equal to an annual percentage of the Fund’s average daily net assets as follows: 0.750% on assets up to $500 million; 0.725% on assets from $500 million to $750 million; 0.71% on assets from $750 million to $1 billion; 0.700% on assets from $1 billion to $2 billion; 0.660% on assets from $2 billion to $3 billion; 0.610% on assets from $3 billion to $7 billion; 0.585% on assets from $7 billion to $9 billion; and 0.575% on assets in excess of $9 billion.

New York Life Investments has contractually agreed to waive fees and/or reimburse expenses of Class I shares of the Fund so that the Total Annual Fund Operating Expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses) of Class I shares do not exceed 0.88% of the average daily net assets. This agreement will remain in effect until February 28, 2015, and may only be amended or terminated by action of the Board.

Additionally, New York Life Investments has agreed to voluntarily waive fees and/or reimburse expenses of Class R1 shares of the Fund so that the Total Annual Fund Operating Expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase and sale of portfolio investments, and acquired (underlying) fund fees and expenses) of Class R1 shares do not exceed 0.95% of the average daily net assets.

Under the Agreement, New York Life Investments will pay Winslow a subadvisory fee, computed daily and payable monthly, that is equal to an annual percentage of the average daily net assets of the Fund combined with the average daily net assets of any other investment companies that also are managed by New York Life Investments and subadvised by Winslow (“Allocated Assets”).

Pursuant to the Agreement, New York Life Investments is required to pay Winslow subadvisory fees at the following annual percentage rates: 0.40% on Allocated Assets up to $100 million; 0.35% on Allocated Assets from $100 million to $350 million; 0.30% on Allocated Assets from $350 million to $600 million; 0.25% on Allocated Assets from $600 million to $1 billion; 0.20% on Allocated Assets from $1 billion to $2.5 billion; 0.24% on Allocated Assets from $2.5 billion to $5 billion; and 0.25% on Allocated Assets in excess of $5 billion. The annual subadvisory fees paid to Winslow under the Agreement are the same as those paid to Winslow under the previous subadvisory agreement.

For the fiscal year ended October 31, 2013, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Fund were $43,587,677. For the fiscal year ended October 31, 2012, the aggregate subadvisory fees paid by New York Life Investments to Winslow for services rendered to the Fund were $38,659,493.

All fees due to Winslow under the Agreement are paid by New York Life Investments and are not additional expenses to the Fund.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE
FUND TO NEW YORK LIFE INVESTMENTS IN CONNECTION
WITH THE CONTINUED RETENTION OF WINSLOW AS
THE SUBADVISOR TO THE FUND.

GENERAL INFORMATION

More information about the Fund, including the Statement of Additional Information and the Annual/Semiannual Reports, is available, without charge, upon request. To obtain information, call toll-free 800-MAINSTAY (624-6782), visit our website at mainstayinvestments.com, or write to NYLIFE Distributors LLC, Attn: MainStay Marketing Department, 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

New York Life Investments serves as the investment adviser and administrator to the Fund. The principal executive offices of New York Life Investments and the Fund are located at 51 Madison Avenue, New York, New York 10010.

NYLIM Service Company LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, acts as the Fund’s transfer agent and dividend disbursing agent. The Fund’s distributor is NYLIFE Distributors LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054. The Fund’s custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

The Fund may furnish only one copy of this Information Statement to a household, even if more than one shareholder resides in the household, unless the Fund has received contrary instructions from one or more of the household’s shareholders. If you are a shareholder and would like additional copies of this Information Statement, please contact the distributor by writing NYLIFE Distributors LLC, Attn: MainStay Funds, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, or by calling toll-free 800-MAINSTAY (624-6782). If in the future you do not want the mailing of your Information Statement to be combined with other members of your household, or if the Fund has furnished multiple Information Statements to your household and you would like the Fund to furnish only one statement to your household in the future, please inform the Distributor in writing or via telephone at the address or telephone number listed above.

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APPENDIX A

As of the Record Date, the following persons owned of record or beneficially 5% or more of the outstanding shares of the class identified of the MainStay Large Cap Growth Fund. Shareholders holding greater than 25% or more of the Fund are considered “controlling persons” of the Fund under the 1940 Act.

Class	Name and Address of Beneficial Owner of the Fund	Percentage	No. of Shares
A	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	11.59%	13,883,670.189
	National Financial Services LLC For The Exclusive Benefit of our Customers 499 Washington Blvd Attn: Mutual Funds Dept 4th Fl Jersey City, NJ 07310-2010	34.54%	41,359,910.155
	Charles Schwab & Company Inc Attn Mutual Fund Dept 211 Main St San Francisco, CA 94105-1905	20.92%	25,054,940.660
B	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	12.05%	633,386.386
	First Clearing LLC Special Custody Acct for the Exclusive Benefit of Customer 2801 Market Street St Louis, MO 63103-2523	6.32%	332,112.760
C	Morgan Stanley Smith Barney Harbor Side Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	13.74%	5,526,470.282
	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	54.95%	22,103,233.708
	First Clearing LLC Special Custody Acct For The Exclusive Benefit of Customer 2801 Market Street St Louis, MO 63103-2523	5.69%	2,290,359.558
	UBS WM USA Omni Account M/F Attn: Department Manager 1000 Harbor Blvd 5th Fl Weehawken, NJ 07086-6761	5.92%	2,383,184.624

Class	Name and Address of Beneficial Owner of the Fund	Percentage	No. of Shares
I	Morgan Stanley Smith Barney Harbor Side Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	13.22%	167,848,891.227
	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	24.87%	315,748,777.309
	Charles Schwab & Company Inc Attn Mutual Fund Dept 211 Main St San Francisco, CA 94105-1905	7.38%	93,655,394.327
	National Financial Services LLC For Exclusive Benefit of our Customers 499 Washington Blvd Attn Mutual Funds Dept 4th Fl Jersey City, NJ 07310-2010	13.46%	170,900,526.253
R1	Charles Schwab & Company Inc SPL CSTDY A/C for BNFT CUST C/O Steven Sears Attn Mutual Funds — 211 Main St San Francisco, CA 94105-1905	21.54%	42,933,400.699
	Wells Fargo Bank FBO Various Retirement Plans 1525 West Wt Harris Blvd Charlotte, NC 28288-1076	6.79%	13,523,701.327
	NFS LLC FEBO State Street Bank Trust Co TTEE Various Retirement Plans 440 Mamaroneck Ave Harrison, NY 10528-2418	16.76%	33,399,500.591
	NFS LLC FEBO FIIOC As Agent For Qualified Employee Benefit Plans (401K) FINOPS-IC Funds 100 Magellan Way KW1C Covington, KY 41015-1987	23.13%	46,098,816.615
R2	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	27.56%	24,907,787.132
	Reliance Trust Company Custodian FBO Insperity 401K Plan PO Box 48529 Atlanta, GA 30362-1529	8.78%	7,935,446.789

Class	Name and Address of Beneficial Owner of the Fund	Percentage	No. of Shares
R3	Merrill Lynch Pierce Fenner & Smith Inc. — For The Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Fl Jacksonville, FL 32246-6484	11.8%	1,753,512.800
	State Street Corporation and/or Custodian FBO ADP Access 1 Lincoln St Boston, MA 02111-2901	11.2%	1,664,805.942
	VOYA Retirement Insurance and Annuity Company 1 Orange Way Windsor, CT 06095-4773	16.05%	2,385,362.605
	PIMS/Prudential Retirement As Nominee for the TTEE/CUST Swissport North America, Inc. 45025 Aviation Dr Ste 350 Dulles, VA 20166-7526	5.48%	815,168.227
R6	Vanguard Fiduciary Trust Co PO Box 2600 Attention: Outside Funds Valley Forge, PA 19482-2600	17.64%	11,494,111.751
	Charles Schwab & Company Inc SPL CSTDY A/C for BNFT CUST C/O Steven Sears Attn Mutual Funds 211 Main St San Francisco, CA 94105-1905	11.83%	7,710,535.310
	NFS LLC FEBO FIIOC as Agent for Qualified Employee Benefit Plans (401K) FINOPS-IC Funds 100 Magellan Way # KW1C Covington, KY 41015-1987	36.67%	23,897,554.512
	NFS LLC FEBO State Street Bank Trust Co TTEE Various Retirement Plans 440 Mamaroneck Ave Harrison, NY 10528-2418	24.8%	16,160,825.196
Investor	Mercer Trust Company TTEE FBO Clariant Investment Plan Attn: DC Plan Admin MS N-1-G One Investors Way Norwood, MA 02062-1599	6.75%	1,244,000.505
	DCGT as TTEE and/or CUST FBO PLIC Various Retirement Plans Omnibus Attn NPIO Trade Desk 711 High Street Des Moines, IA 50392-0001	7.68%	1,415,647.159